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                                                                     EXHIBIT 1.1

                         GLOBAL PREFERRED HOLDINGS, INC.

                      _________________ Shares Common Stock
 (Plus an Option to Acquire Up to ______________ Shares to Cover Overallotments)

                             UNDERWRITING AGREEMENT

                                                                  May ____, 2002

William Blair & Company, L.L.C.
Raymond James & Associates, Inc.
Cochran, Caronia Securities LLC
         As Representatives of the Several
         Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

SECTION 1. INTRODUCTORY. Global Preferred Holdings, Inc. ("Company"), a Delaware corporation, has an authorized capital stock consisting of (i) 10,000,000 shares of Preferred Stock, having par value of $2.00 per share ("Preferred Stock") of which no shares were issued and outstanding as of the date hereof and 50,000,000 shares of Common Stock, having par value of $.001 per share ("Common Stock") of which ___________ shares were issued and outstanding as of the date hereof. The Company owns all of the issued and outstanding share capital of Global Preferred Re Limited, a Bermuda company registered as a long-term insurer under the Bermuda Insurance Act of 1978 (the "Subsidiary"). The Company proposes to issue and sell ________________ shares of its authorized but unissued Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. The aggregate ____________ shares of Common Stock proposed to be sold by the Company are hereinafter referred to as the "Firm Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to _____________ additional shares of Common Stock ("Option Shares") as provided in
Section 3 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

         As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Shares pursuant to this Agreement, up to _______ shares of Common Stock for sale to the eligible, in each case as identified by the Company, independent insurance agents associated with World Financial Group, Inc., stockholders of the Company, employees of the Company and such employees friends or members of their families (the "Participants"), as set forth in the Registration Statement and Prospectus (the "Directed Shares Program"). The Shares to be sold by the Underwriters pursuant to the Directed Shares Program (the "Directed Shares") will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not confirmed for purchase in accordance with and prior to the time specified in the materials prepared and circulated in connection with the Directed Shares Program will be offered to the public by the Underwriters as set forth in the Prospectus.

         You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement as hereinafter defined has been executed and delivered.


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         Prior to the purchase and public offering of the Shares by the several
Underwriters, the Company, acting on behalf of the Company and the Subsidiary, and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Underwriting Agreement (this "Agreement"), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company hereby confirms its agreement with the Underwriters as follows:

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-83276) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the 1933 Act. Without limiting the foregoing, (i) if the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus and
(ii) if the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three manually signed copies of such registration statement and amendments, together with three copies of all documents incorporated by reference therein, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

         Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall, as the context requires, refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus", as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act." Any document


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filed by the Company under the Exchange Act after the effective date of the
Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing.

         (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Subsidiary make no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with information contained in a signed writing referencing this provisions of this Agreement furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

         (c) The Company and the Subsidiary, have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with the corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and the Subsidiary are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which business is conducted and such qualification or license is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise), business, assets or results of operations of the Company and the Subsidiary taken as a whole or upon the Company's or the Subsidiary's ability to perform its obligations under this Agreement or the transactions contemplated hereby (a "Material Adverse Effect"); and no proceeding of which the Company or the Subsidiary has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification or license.

         (d) The Company has no subsidiaries other than the Subsidiary. The Company owns directly 100 percent of the issued and outstanding share capital of the Subsidiary, free and clear of any claims, liens, encumbrances or security interests and all of such share capital has been duly authorized and validly issued and is fully paid and nonassessable. The Subsidiary has not issued, and there are no outstanding, options, warrants, rights or convertible securities which can be exercised for or converted into, or otherwise require the issuance of, any capital stock, options, warrants, rights or other securities of the Subsidiary. There are no agreements between the Company and/or the Subsidiary and any third-party entitling any third-party a right to purchase securities of the Subsidiary or granting any third-party any preemptive, co-sale, first refusal or any similar right with respect to the securities of the Subsidiary. The Company is not subject to any subordinated debt agreement with the Subsidiary or any parental guaranty of the Subsidiary.

         (e) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as described under the caption "Capitalization" in the Prospectus and Section 1 hereof. The


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issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus; and except as described in the Prospectus, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or the Subsidiary; and except as described in the Prospectus, there is outstanding no security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company or the Subsidiary, and there is no commitment, plan or arrangement to issue such a security or instrument.

         (f) The Shares have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and (i) will conform to the description thereof contained in the Prospectus, (ii) will be free of any Encumbrance (hereinafter defined) or preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of stockholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Charter Documents, the Order or Regulation of any Governmental Authority, Contract (as these terms are hereinafter defined) or otherwise, (iii) will not be subject to any voting trust arrangements and (iv) will be duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance.

         (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's certificate of incorporation or amended and restated bylaws or the Subsidiary's memorandum of association, bylaws or other similar organizational documents or instruments (hereafter such certificates of incorporation, bylaws, memoranda of association and other similar organizational documents are collectively referred to as, "Charter Documents") and will not result in the breach, violation or contravention of or default under, as applicable, (i) any provision of any material contract, agreement, lease, franchise or License (as hereinafter defined) or, without regard to whether or not material, any loan agreement, credit agreement, promissory note, indenture, mortgage, deed of trust, instrument or other obligation (each such material contract, agreement, lease, franchise, License,loan agreement, credit agreement, promissory note, indenture, mortgage, deed of trust, instrument or other obligation a "Contract" and collectively "Contracts") to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or the property of either of them may be bound or affected, (ii) any consent decree, writ, judgment, award, injunction or order (collectively, "Order") or statute, law, rule, regulation, permit, authorization, approval or registration (collectively "Regulation") applicable to the Company, the Subsidiary or the property of either of them of any court, arbitration authority or other alternative dispute forum, government or governmental department, agency (including, any insurance authority, commission or other insurance regulatory body), board, commission, bureau or instrumentality or other regulatory authority or body, (in each case whether foreign, federal, state, local or otherwise and collectively referred to as a "Governmental Authority") having jurisdiction over the Company, the Subsidiary or any of their respective properties or (iii) any order of any Governmental Authority entered in any proceeding to which the Company or the Subsidiary was or is now a party, by which they are bound or by which any of their properties are affected. No consent, approval, authorization or other order of any Governmental Authority is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and state securities laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly authorized, executed and delivered by the Company.

         (h) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included or incorporated by reference in the Registration Statement are independent accountants as required by the 1933 Act.


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         (i)      The consolidated financial statements and schedules of the
Company included or incorporated by reference in the Registration Statement, including the notes thereto, present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed in the Prospectus and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Summary Financial Data" and "Selected Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein. The pro forma information included in the Prospectus present fairly the information shown therein, has been prepared in accordance with generally accepted accounting principles and the Commission' s rules and guidelines with respect to pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company and the Subsidiary, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

         (j) Neither the Company nor the Subsidiary is in violation of its Charter Documents or in default, violation or contravention under any Order of any Governmental Authority, or in default, breach, violation or contravention with respect to any material provision of any Contract to which either the Company or the Subsidiary is a party or by which the property of either of them may be bound or affected; and there does not exist any state of facts which constitutes an event of default, breach, violation or contravention under or of in such Orders or Contracts or which, with notice or lapse of time or both, would constitute such an event of default, breach, violation or contravention, in each case, except for defaults, breaches, violations or circumstances of contravention which neither singly nor in the aggregate are material to the Company and the Subsidiary taken as a whole or would have a Material Adverse Effect.

         (k) There are no material legal or Governmental Authority proceedings pending, or to the Company's knowledge, threatened to which the Company or the Subsidiary is or may be a party or of which material property owned or leased by the Company or the Subsidiary is or may be the subject, or which are related to environmental, discrimination or insurance regulatory matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

         (l) The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (m) Except as disclosed in the Prospectus, there are no holders of securities of the Company having rights to require or cause the Company to effect registration of such securities, or the offer or sale thereof, persons having preemptive rights or rights of first refusal, granted by the Company, to purchase Common Stock. Holders of any registration rights with respect to the Companies securities have waived such rights with respect to the offering being made by the Prospectus.

         (n) The Company and the Subsidiary have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, security interest, mortgage, pledge, charge, claim, assignment,


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hypothecation, interest of another person or encumbrance of any kind
(collectively, "Encumbrance") except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and the Subsidiary taken as a whole. The Company and the Subsidiary hold their respective leased properties under valid and binding leases.

         (o) Neither the Company nor the Subsidiary has taken nor will either of them take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Common Stock.

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by or described in the Prospectus, the Company and the Subsidiary, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise), business, assets, results of operations or prospects nor any material change in their capital stock, short-term debt or long-term debt. Except as disclosed in a writing to the Representatives and their legal counsel prior to the date hereof, neither the Company nor the Subsidiary has received notice (either formally or informally) of an adverse change in or termination of, the Company's business relationship with any insurance company or with any broker or sales agents associated with any insurance agency, financial institution or brokerage or other business which sells or markets insurance products which the Company reinsures, which change(s) or termination(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

         (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as an exhibit to the Registration Statement which is not described or filed as required and there is no material document of a character required to be filed as an exhibit to any exhibit to the Registration Statement incorporated by reference which is not filed with the Commission as required.

         (r) The Company together with the Subsidiary owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company and the Subsidiary taken as a whole. Neither the Company nor the Subsidiary has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor the Subsidiary has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement(s), misappropriation(s) or conflict(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

         (s) The conduct of the business of the Company and the Subsidiary is in compliance in all respects with applicable federal, state, local and foreign Regulations, except where the failure(s) to be in compliance, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect.

         (t) All offers, sales, transfers, issuances and grants of the Company's and the Subsidiary's securities by either the Company or the Subsidiary prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act or where registered in accordance with the provisions of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and foreign securities laws and insurance company laws.


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         (u)      The Company and the Subsidiary have filed all necessary
foreign, federal, state and local tax returns (whether related to income, profits, receipts, premium, franchise, value-added, sales, use, property, ad valorem, severance, occupation, service, lease, valuation, transfer, excise, custom duties, employment, employee welfare or retirement, social security, withholding and payroll) and paid all taxes shown as due thereon (except in the case where (i) adequate reserves have been provided for, (ii) the Company or the Subsidiary, as applicable has obtained an extension with respect to such filing or payment or is contesting, in good faith, such filing or payment and (iii) in the case of the Company or the Subsidiary contesting such filing or payment, the same has been disclosed in writing to the Representatives) and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, the Subsidiary or any of their respective properties or assets that would or could reasonably be expected to have a Material Adverse Effect.

         (v) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder and, except for a final prospectus filed pursuant to Rule 424(b), no amendment to such registration is or will be required upon the consummation of the transactions contemplated hereby. The Company has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

         (w) The Company and the Subsidiary are not, and do not intend to conduct their respective businesses in a manner in which any of them would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

         (x) Neither the Company nor the Subsidiary does any business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes.

         (y) Except as disclosed in the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from paying any dividends to its stockholders, from making any other distribution on its capital stock, from repaying to any lender or third-party extending credit any loans or advances to it or from transferring any of its property or assets and to the Company's knowledge no such prohibition is threatened or proposed and (ii) the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company and to the Company's and the Subsidiary's knowledge no such prohibition is threatened or proposed. Except as disclosed in the Prospectus, no currency exchange control laws or withholding taxes of Bermuda or elsewhere apply to the payment of dividends by the Subsidiary to the Company.

         (z) The Company has duly and irrevocably appointed ________________, as its agent to receive service of process with respect to actions arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Shares. The Subsidiary has complied with all insurance Regulations requiring the appointment of an agent for service of process in those jurisdictions where it reinsures business written by ceding insurers.

         (aa) The Subsidiary has been duly registered by the Bermuda Minister of Finance as a long-term insurer under the Insurance Act 1978 of Bermuda (the "Insurance Act") and is in compliance with the requirements of the Insurance Act and any applicable rules and regulations thereunder and has filed all statutory financial returns, reports, documents and other information required to be filed thereunder, except where the failure to comply or to file would not reasonably be expected to have a Material Adverse Effect. The Company is a holding company and is not subject to Bermuda insurance regulations. The Company and the Subsidiary are in compliance with all other insurance laws and regulations of the


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jurisdictions that apply to them, including laws that relate to companies that control insurance companies, except where the failure to comply would not and could not reasonably be expect to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any formal notification (whether actual, constructive, written, oral or otherwise) from any Governmental Authority in Bermuda, the United States or elsewhere to the effect that the Company or the Subsidiary is not in compliance with any insurance law or regulation; and, to the knowledge of the Company, no such notification is threatened.

         (bb) During the six months immediately preceding the date hereof, neither the Company nor any person acting on behalf of the Company has offered, sold, contracted to sell, pledged, granted any option to purchase, made any short sales or otherwise issued, transferred or disposed of any Common Stock or Common Stock Equivalents (hereinafter defined) or entered into or established any arrangement constituting a "put equivalent position," as defined by Rule 16a-1(h) promulgated under the Exchange Act, other than the Shares and other than offers and sales under restrictions and other circumstances reasonably designed to prevent such offers and sales from becoming integrated into the offer and sale of the Shares contemplated by this Agreement in the United States and to United States persons so as to cause such offer and sale of the Shares contemplated by this Agreement not to be in compliance with the registration provisions of the 1933 Act.

         (cc) Each of the Company and the Subsidiary has obtained all licenses, permits, certificates, authorizations, approvals or consents (collectively, the "Licenses") issued by the appropriate Bermuda, U.S. federal, state or foreign Governmental Authority required by any Governmental Authority to legally operate or conduct the business in which it is engaged on the date hereof and which are necessary for the conduct of its business as conducted and described in the Prospectus. Each such License has been duly obtained, is valid and in full force and effect, is renewable by its terms or in the ordinary course of business without the need to comply with any special qualifications or procedures or to pay any amount other than routine filing fees. Except where taking or failing to take such actions would not and could not be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiary (i) is subject to any pending or, to the Company's knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (ii) is acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (iii) has permitted any Licenses granted to it to lapse since its original effective date. The Company and its subsidiaries have completed and submitted, on a timely basis, all reports and filings associated with their businesses as are required by any Governmental Authority.

         (dd) Neither the Company nor the Subsidiary is required to be licensed or admitted as an insurance holding company, an insurer or reinsurer, as applicable, or to otherwise comply with the insurance laws and regulations of any jurisdictions within the United States in order to conduct their respective current as described in the Prospectus.

         (ee) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among the Company or the Subsidiary on the one hand, and the directors, officers, promoters, affiliates or stockholders of the Company or the Subsidiary on the other hand, that is required to be described in the Registration Statement or the Prospectus.

         (ff) Except as disclosed in the Prospectus, to the knowledge of the Company, no change in any insurance law or regulation is pending that would, or could reasonably be expected to, have, individually or in the aggregate, a Material Adverse Effect.


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         (gg)     The Subsidiary has received from the Bermuda Minister of
Finance and Assurance under the Exempted Undertakings Tax Protection Act of 1966 of Bermuda to the effect set forth in the Prospectus.

         (hh) The Bermuda Monetary Authority has designated the Subsidiary as nonresident for exchange control purposes. The Subsidiary is an "exempted company" under Bermuda law and both the Company and the Subsidiary have not (i) acquired and do not hold any land in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years or with the consent of the Minister of Finance, and by way of lease or tenancy for a term not exceeding 21 years in order to provide accommodations or recreational facilities for its officers and employees, without the express authorization of the Bermuda legislature, (ii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Bermuda Minister of Finance, (iii) acquired any bonds or debentures secured by any land in Bermuda (other than certain types of Bermuda government securities) or (iv) conducted its business in a manner that is prohibited for "exempted companies" under Bermuda law. The Subsidiary has not received notification from the Bermuda Monetary Authority or any other Bermuda Governmental Authority of proceedings relating to the modification or revocation of its designation as nonresident for exchange control purposes, its permission to issue and transfer the Shares, or its status as an "exempted company".

         (ii) The Company has not offered, or caused the Underwriters to offer, any securities to any person pursuant to the Directed Shares Program with the specific intent to unlawfully influence (i) a customer, vendor, strategic partner or supplier of the Company to alter such party's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

SECTION 3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties, covenants and agreements set forth herein, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company the Firm Shares from the Company at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares set forth opposite the name of such Underwriter in Schedule A hereto. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

         At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 10 of this Agreement) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by the Company against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

         In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of the total number of Option Shares set forth in Section 1 hereof at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

         You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment and accept receipt therefor. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 4. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

         (a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

         (b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

         (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule
434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

         (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement (in form and substance satisfactory to counsel for the Representatives) which will correct such statement or omission or an amendment or supplement which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

         (e) Neither the Company nor the Subsidiary will, prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, take any actions or fail to take any action where such action or failure would or could reasonably be expect to result in the a liability or obligation of the Company or the Subsidiary, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

         (f) Neither the Company nor the Subsidiary will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus.

         (g) As soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

         (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) of Section 4 of this Agreement, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

         (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the state and foreign securities laws and blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. In connection with such qualification or registration of the Shares, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

         (j) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange, any national securities association or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to stockholders; and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request.

         (k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

         (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

         (m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System which from time to time may be applicable to the Company and will file with the Commission such information on Form 10-Q or From 10-K as may be required by Rule 463.

         (n) The Company agrees not to offer, sell, contract to sell, transfer, assign, encumber, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Stock or Preferred Stock or other securities with rights and preferences the same or similar to Common Stock or any securities exercisable for or convertible into Common Stock or such Preferred Stock or securities (collectively, "Common Stock Equivalents") or enter into or establish any arrangement constituting a "put equivalent position," as defined by Rule 16a-1(h) promulgated under the Exchange Act with respect to the Common Stock, except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities and, as described in the Prospectus, Common Stock issued pursuant to warrants and other and other forms of equity securities used to incentivize independent marketing organizations, or to announce an intent to do any of the foregoing, for a period of 180 days after the date of the Underwriting Agreement without the prior written consent of William Blair & Company, L.L.C. The Company has obtained similar agreements in the form attached hereto as Exhibit B from each of its officers, directors stockholders who "beneficially own," within the meaning of Rule 13d-3 promulgated under the Exchange Act, more than five percent of the Common Stock outstanding as of the date the Agreement becomes effective and stockholders who, in the aggregate, hold at least 80% of the Common Stock issued and outstanding at the time the Registration Statement becomes effective.

         (o) Within the period commencing on the date hereof and ending six months immediately succeeding the later to occur of the 30th day immediately succeeding the date hereof and the 30th day immediately succeeding the Second Closing Date, neither the Company nor any person acting on behalf of the Company will offer to sell to any person any Common Stock or Common Stock Equivalents other than the Shares and other than offers and sales under restrictions and other circumstances reasonably designed to prevent such offers and sales from becoming integrated into the offer and sale of the Shares contemplated by this Agreement in the United States and to United States persons so as to cause such offer and sale of the Shares contemplated by this Agreement not to be in compliance with the registration provisions of the 1933 Act.

         (p) The Company agrees to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statement of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

         (q) The Company will list the Shares on the Nasdaq National Market and the Company will promptly deliver to the Underwriters copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act and listing of the Shares on the Nasdaq National Market.

         (r) Following the date of the Pricing agreement and prior to the First Closing Date, the Company will issue no press release or other communication to the public, directly or indirectly, with respect to the Company or the Subsidiary or with respect to the financial condition, results of operations, business, properties, assets or liabilities of any of them, or the offering of the Shares, without your prior consent, which consent shall not be unreasonably withheld.

         (s) In connection with the Directed Shares Program, the Company will place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on "free-riding and withholding" to the extent necessary to ensure compliance with the three month restrictions.

         (t) The Company shall comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Shares Program.

SECTION 5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all incorporated documents, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum,
(ii) all costs, fees and expenses (including legal fees not to exceed $__________ and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state and foreign securities laws, blue sky laws and insurance company securities solicitation laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD, (iii) all fees and expenses of the

Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters, (iv) all fees and expenses in connection with qualification and inclusion of the Shares and the other then outstanding shares of Common Stock on the Nasdaq National Market, (v) all costs, fees, expenses and disbursement of counsel incurred by the Underwriters in connection with the Directed Shares Program, the seeking of an exemption granted by the NASD Regulation, Inc. with respect to NASD Interpretative Material 2110-1 on "free riding and withholding" and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Shares Program and (vi) the cost of printing or producing any agreement among underwriters, this Agreement, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares.

SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and, to the extent the Underwriter have elected to purchase the Option Shares but only to the extent of such election, the Option Shares on the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

         (b) The Shares shall have been qualified for sale under state and foreign securities laws and the blue sky laws of such jurisdictions as shall have been specified by the Representatives.

         (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising their reasonable judgment.

         (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Subsidiary, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

         (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                  (i) An opinion of Morris, Manning & Martin, L.L.P., counsel for the Company addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                           (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a Material Adverse Effect upon the condition (financial or otherwise) or results of operations of the Company and the Subsidiary taken as a whole;

                           (2) an opinion to the same general effect as clause (1) of this subparagraph (i) in respect of the Subsidiary of the Company;

                           (3) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus) and which consists of (i) 10,000,000 shares of Preferred Stock, which may be designated in series with such rights, preferences and obligations as determined by resolution of the Company's board of directors of which no shares were issued and outstanding as of the date hereof and (ii) 50,000,000 shares of Common Stock of which __________ shares were issued and outstanding as of the date hereof; such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus; and the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and free of statutory preemptive rights;

                           (4) all of the issued and outstanding share capital of the Subsidiary has been duly authorized, validly issued and is fully paid and nonassessable, and the Company owns directly 100 percent of the outstanding share capital of the Subsidiary, and to the best knowledge of such counsel, after due inquiry and investigation, such stock is owned free and clear of any claims, liens, encumbrances or security interests;

                           (5) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and
         (i) will be free of any Encumbrance, preemptive rights, rights of first refusal, rights of co-sale or similar rights with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Company's Charter Documents, contract or otherwise, (ii) will not be subject to any voting trust arrangements and (iii) the Shares to be sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance;

                           (6) the Registration Statement has become effective under the 1933 Act, and, to the best knowledge of such counsel, after due inquiry and investigation, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing Orders, Regulations and Contracts are accurate and fairly and correctly present the information disclosed therein or required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know, after due inquiry and investigation, of any Regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know, after due inquiry and investigation, of any legal or Governmental Authority proceedings pending or threatened required to be described in the Prospectus which are not described as required, Contract or Order of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which is not described or filed, as required, or relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, promoters, affiliates or stockholders of the Company on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described;

                           (7) the statements under the captions "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources," "Business-Regulation of Global Preferred Re," "Management," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information disclosed or required to be disclosed with respect to such documents and matters by the 1933 Act and the rules and regulations thereunder (provided that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in such document);

                           (8) this Agreement and the Pricing Agreement and the performance of the Company's obligations hereunder and thereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any Governmental Authority is necessary in connection with the execution, delivery, performance and enforcement of this Agreement and the Pricing Agreement or the consummation by the Company of the transactions contemplated hereby or thereby (other than under the 1933 Act, applicable state securities laws and blue sky laws and the rules of the NASD);

                           (9) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not (i) violate or contravene any of the provisions of, or result in a breach of or default under, any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument known to such counsel, after due inquiry and investigation, of the Company or by which the property of the Company is bound except where such violations, contravention, breaches or defaults would not be material to the Company and the Subsidiary taken as a whole or prevent or impair the consummation of the transactions contemplated hereby, (ii) violate or contravene any of the provisions of the Company's Charter Documents,
         (iii) or so far as is known to such counsel, violate any Order or Regulation of any Governmental Authority having jurisdiction over the Company, the Subsidiary or either of their properties;

                           (10) the Company is not (i) in violation or contravention of its Charter Documents, (ii) in violation, contravention, breach of, in default under (nor has any event occurred which, with notice, lapse of time or both would constitute a breach of, or default under) any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument known to such counsel, after due inquiry and investigation, to which the Company is a party or by which the Company or its properties may be bound or affected or (iii) in violation of any Order or Regulation of any Governmental Authority having jurisdiction over the Company, the Subsidiary or either of their properties, where such violation, contravention, breach or default, individually or in the aggregate, would have a Material Adverse Effect;

                           (11) other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is subject which, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and to such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or third-parties;

                           (12) except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company or the Subsidiary to issue or register pursuant to the 1933 Act, any shares of capital stock of the Company or the Subsidiary, upon the issue and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement;

                           (13) the Company has obtained all Licenses required by any Governmental Authority to properly and legally operate or conduct the businesses in which it is engaged on the Closing Date and which are necessary or desirable for the conduct of its business as it is conducted and proposed to be conducted, and each such License has been duly obtained, is valid and in full force and effect, and is renewable by its terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amount other than routine filing fees; and, except where such failure to obtain or maintain such license, proceeding or actions would not have a Material Adverse Effect, the Company (a) is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (b) is not acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (c) has not permitted any Licenses granted to it to lapse since its original effective date, except where such lapses did not, individually or in the aggregate, have a Material Adverse Effect;

                           (14) the Company is not required to be licensed or admitted as an insurance holding company, insurer or reinsurer in the United States in order to conduct its current business as described in the Prospectus, except where such failure to be licensed or admitted would not, individually or in the aggregate, have a Material Adverse Effect;

                           (15) all offers and sales of the Company's and the Subsidiary's securities prior to the date hereof were at all relevant times either exempt from the registration requirements of the 1933 Act or registered under the provisions thereof and were duly registered in accordance with, or the subject of an available exemption from the registration requirements of, the applicable state and foreign securities laws, blue sky laws and insurance company securities solicitation laws;

                           (16) the Company is not, and, assuming the application of the Company's proceeds as described under the caption "Use of Proceeds" in the Prospectus, upon consummation of the transactions contemplated hereby will not be, an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act;

         In rendering such opinion, such counsel may state that they are relying upon the certificate of American Stock Transfer & Trust, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (6) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of competent local or foreign counsel, satisfactory to counsel to the Underwriters as to local or foreign matters in jurisdictions other than in which they are licensed to practice and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been otherwise previously furnished to the Representatives and accurately identified in such opinion.

                  (ii)     An opinion of       , Bermuda Counsel for the Company
addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, except as otherwise provided below:

                           (1) the Subsidiary has been duly incorporated, is validly existing and in good standing (meaning that it has not failed to make any filing with any Bermuda Governmental Authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda;

                           (2) the Subsidiary has the necessary corporate power and authority, pursuant to its Charter Documents, to carry on insurance and reinsurance business as described in the Prospectus, was registered as an insurer in terms of the Insurance Act, effective as of ___________________, and is authorized to carry on business in that capacity as described in the Prospectus, subject to the provisions of the Insurance Act and the regulations promulgated thereunder;

                           (3)      the authorized share capital of the
         Subsidiary established under its Charter Documents is U.S. $_________________, divided into _______________ shares, par value U.S.
         $____________________ per share; the Subsidiary has issued ________________ shares, par value U.S $_________________ per share, to the Company and all such shares have been duly authorized and validly issued, are fully paid and nonassessable (meaning that no further sums are payable with respect to the holding of shares now or in the future) and are registered in the name of the Company;

                           (4) this Agreement has been duly executed and delivered by and on behalf of the Subsidiary, and is legal, valid and binding agreement of the Subsidiary, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any Governmental Authority is necessary in connection with the issue or sale of the Shares pursuant to this Agreement (other than under the 1933 Act, applicable state securities laws and blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

                           (5) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not contravene any of the provisions of, or result in a default under, any Contract known, after due inquiry and investigation, to such counsel, of the Subsidiary or by which the property of the Subsidiary is bound and which contravention or default would be material to the Subsidiary taken as a whole; or violate any of the provisions of the Charter Documents or any charter, bylaws, or other organization documents of the Subsidiary or, so far as is known to such counsel, violate any Order or Regulation of any Governmental Authority having jurisdiction over the Subsidiary or its properties;

                           (6) to the best of such counsel's knowledge after due inquiry and investigation, the Subsidiary is not in violation of its Charter Documents or is in breach of, in default under (nor has any event occurred which, with notice, lapse of time or both would constitute a breach of, or default under) any Contract to which the Subsidiary is a party or by which the Subsidiary or its properties may be bound are affected or in violation of any Order or Regulation of any Governmental Authority having jurisdiction over the Subsidiary or its properties, where such violation or breach or default, individually or in the aggregate, could have a Material Adverse Effect;

                           (7) no order, consent, approval, license, authorization validation of or exemption by any Bermuda Governmental Authority is required to authorize or is required in connection with the execution, deliver, performance and enforcement of this Agreement and the Pricing Agreement and the consummation by the Subsidiary of the transactions contemplated hereby and thereby, except such as have been duly obtained in accordance with Bermuda law;

                           (8) to the best of such counsel's knowledge after due inquiry and investigation, the Subsidiary has obtained all Licenses required by any Governmental Authority to properly and legally operate or conduct the businesses in which it is engaged on the Closing Date and which are necessary or desirable for the successful conduct of its business as it is conducted and proposed to be conducted, and each such License has been duly obtained, is valid and in full force and effect, and is renewable by its terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amount other than routine filing fees. To the best of such counsel's knowledge after due inquiry and investigation, the Subsidiary (a) is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (b) is not acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (c) has not permitted any Licenses granted to it to lapse since its original effective date, except where such lapses did not, individually or in the aggregate, have a Material Adverse Effect;

                           (9) the Subsidiary is not required to be licensed or admitted as an insurance company in the United States in order to conduct its business as described in the Prospectus;

                           (10) it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement and the Pricing Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda;

                           (11) there are no Bermuda stamp, transfer or similar taxes payable in respect of the issuance and delivery of the Shares to the Underwriters; this Agreement will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda Governmental Authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement;

                           (12) except as disclosed in the Prospectus, no currency exchange control laws or withholding taxes of Bermuda or elsewhere apply to the payment of dividends by the Subsidiary to the Company; and except as disclosed in the Prospectus, the Subsidiary is not currently prohibited by any Bermuda law or governmental authority, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company;

                           (13) at the date hereof, there is no Bermuda income, corporate or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company and the Subsidiary or by the Underwriters. The Subsidiary has received, pursuant to the Exempted Undertakings Tax Protection Act of 1966, an assurance from the Minister of Finance of Bermuda that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not be applicable to it or to any of its operations or the shares, debentures of other obligations of it except insofar as such tax applies to persons ordinarily resident in Bermuda holding such shares, debentures or other obligations of it or any land leased or let to it, which assurance shall be in effect and apply to it until __________________;

                           (14) based solely on a search of the Register of Charges, maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act of 1981, conducted at _____ on _______, there are no registered charges registered against the Subsidiary;

                           (15) based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at ______ on ______, there are no judgments, nor legal or governmental proceedings pending in Bermuda to which the Subsidiary is an party;

                           (16) the Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and enforcement of this Agreement and the Pricing Agreement;

                           (17) the Underwriters have standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of this Agreement and the Pricing Agreement; it is not necessary or advisable in order for Underwriters to enforce its rights under this Agreement and the Pricing Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda;

                           (18) the statements set forth under the headings ________________________ in the Prospectus, insofar as such statements constitutes a summary of provisions of Bermuda law or the Company's Memorandum of Association and Bye-Laws, provide a fair summary of such legal matters of the Memorandum of Association and Bye-Laws;

                           (19) the Subsidiary has validly and irrevocably submitted to the jurisdiction of any federal or state court sitting in the City of Chicago, Illinois; has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and has validly appointed __________ as its authorized agent to receive service of process in any such suit, action or proceeding; and the choice of the law of Illinois as the governing law of this Agreement is a valid and effective choice of law;

                           (20) the courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in any federal or state court sitting in the State of Illinois against the Company or the Subsidiary based upon this Agreement and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of Bermuda,
         (iii) such judgment was not obtained by frauds, (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (vi) the due compliance with the correct procedures under the laws of Bermuda; and

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company, the Subsidiary and public officials.

                  (iii) Such opinion or opinions of Sonnenschein Nath & Rosenthal, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                  (iv) A certificate of the chief executive officer and the principal financial officer of each of the Company and the Subsidiary, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                           (1) the representations and warranties of the Company or the Subsidiary, as applicable, set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company or the Subsidiary, as applicable, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                           (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company and the Subsidiary, jointly and severally, as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in such certificate.

                  (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from KPMG, LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (vi) At or before the time the Pricing Agreement is executed, there shall be delivered to you a letter substantially in the form of Exhibit B hereto from each of the Company's officers, directors stockholders who "beneficially own," within the meaning of Rule 13d-3 promulgated under the Exchange Act, more than five percent of the Common Stock outstanding as of the date the Agreement becomes effective and stockholders who, in the aggregate, hold at least 80% of the Common Stock issued and outstanding at the time the Registration Statement becomes effective.

                  (vii) Such further certificates and documents as you may reasonably request.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sonnenschein Nath & Rosenthal, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 9 hereof.

SECTION 7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any of its agreements herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 5 and Section 9 shall at all times be effective and shall apply.

SECTION 8. EFFECTIVENESS OF REGISTRATION STATEMENT. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

SECTION 9.        INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information contained in a writing signed by an Underwriter furnished to the Company by or on behalf of any such Underwriter through the Representatives, specifically for use in the preparation thereof. In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act, from and against any and all losses, claims, damages and liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigation any such action or claim), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Shares Program or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participants agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Shares Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of any such Underwriter.

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with information contained in a writing signed by such Underwriter furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c)      Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion in the case of the Company as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

         (e) The provisions of this Section 9 shall survive any termination of this Agreement.

SECTION 10. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 11. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 5, 7, 9 and 12 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday), unless prior to such time you shall have given notice to the Company that you elect that such other provisions of this Agreement shall not become effective; but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section 11, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

SECTION 12. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof) or of any Underwriter to the Company.

         (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 3, if exercised, may be cancelled at any time prior to the Second Closing

Date, if (i) trading in securities on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum prices shall have been established on such exchanges, or (ii) a banking moratorium shall have been declared by Illinois, New York, United States or Bermuda authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the reasonable opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the reasonable opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof).

SECTION 13. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 14. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Neal Aizenstein, Sonnenschein Nath & Rosenthal, 233 South Wacker Drive, Chicago, Illinois 60606; and if sent to the Company or the Subsidiary will be mailed, delivered or telegraphed and confirmed to the Company or the Subsidiary at the corporate headquarters, Attn: Edward F. McKernan, 11315 Johns Creek Parkway, Duluth, Georgia 30097, with a copy to Ward
S. Bondurant, Morris, Manning & Martin, L.L.P., 3343 Peachtree Road, N.E., Atlanta, Georgia 30326.

SECTION 15. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 16.       REPRESENTATION OF UNDERWRITERS. You will act as
Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

SECTION 17. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 18. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any provisions relating to conflicts of laws.

SECTION 19. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings arising out of or relating to this Agreement and the Pricing Agreement may be brought in any state or federal court of competent jurisdiction in the State of Illinois, and by execution and delivery of this Agreement, the Company and its Subsidiary accept for themselves and in connection with their properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement. The Company and its Subsidiary designate and appoint __________________, and such other persons as may hereafter be selected by the Company and its Subsidiary irrevocably agreeing in writing to so serve, as their agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company and its Subsidiary to be effective and binding service in every respect. A copy of any such process to serviced shall be mailed by registered mail to the Company or its Subsidiary at the addresses provided in
Section 14 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company or its Subsidiary refuses to accept service, the Company and its Subsidiary hereby agree that service of process sufficient for personal jurisdiction in any action against the Company and its Subsidiary in the State of Illinois may be made by registered or certified mail, return receipt requested to the Company and its Subsidiary at the address provided in Section 14 hereof, and the Company and its Subsidiary hereby acknowledge that such service shall be effective and binding in every respect. Nothing herein shall affect to right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceeding against the Company and its Subsidiary in the courts of nay other jurisdiction.

SECTION 20. INTERPRETATION OF CERTAIN TERMS. Any words herein used in the singular shall denote the plural as the context so requires and, when used herein in the plural shall denote the singular as the context so requires. Pronouns used herein, whether masculine, feminine, or neuter, shall be interpreted as the context so requires. The word "including" shall mean "including, without limitation," and thus indicate part of a larger whole; but shall not be interpreted as indicating the stated limits or extremes. Any reference to any federal, state, or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 21. COUNTERPARTS. This Agreement may be executed in one or any number of counterparts, each of which, once so executed, shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument binding on all the parties hereto. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

                ***REMAINDER OF PAGE INTENTIONALLY LEFT BLANK***

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement to us, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

GLOBAL PREFERRED HOLDINGS, INC.


By:
    -------------------------------------------------
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

ACTING AS REPRESENTATIVES OF THE SEVERAL
UNDERWRITERS NAMED IN SCHEDULE A.

WILLIAM BLAIR & COMPANY, L.L.C.


By:
   --------------------------------------------------
Name:
Title:

RAYMOND JAMES & ASSOCIATES, INC.


By:
   --------------------------------------------------
Name:
Title:

COCHRAN, CARONIA SECURITIES LLC


By:
   --------------------------------------------------
Name:
Title:

                                   SCHEDULE A


                                                                         NUMBER OF FIRM SHARES
                                UNDERWRITER                                 TO BE PURCHASED
                                -----------                                 ---------------
William Blair & Company, L.L.C............................
Raymond James & Associates, Inc...........................
Cochran, Caronia Securities LLC...........................





     Total................................................

                                   SCHEDULE B

               COMFORT LETTER FOR GLOBAL PREFERRED HOLDINGS, INC.
                          TO BE DELIVERED BY KPMG, LLP

         (1) They are independent public accountants with respect to the Company and the Subsidiary within the meaning of the 1933 Act.

         (2) In their opinion the consolidated financial statements and schedules of the Company and the Subsidiary included or incorporated by reference in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the captions "Summary Financial Data" and "Selected Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act.

         (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and the Subsidiary responsible for financial and accounting matters as to transactions and events subsequent to ____________, ____, a reading of minutes of meetings of the stockholders and directors of the Company and the Subsidiary since ____________, ____, a reading of the latest available interim unaudited consolidated financial statements of the Company and the Subsidiary (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and the Subsidiary included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the amounts in "Summary Financial Data" and "Selected Financial Data" included in the Prospectus do not agree with or are not derivable from the corresponding amounts in the audited consolidated financial statements or unaudited consolidated financial statements (as applicable) from which such amounts were derived and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and the Subsidiary on a consolidated basis or any decrease (increase) in consolidated net current assets (total current liabilities) or any decrease in total stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration

Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

         (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and the Subsidiary.

                                    EXHIBIT A

                         GLOBAL PREFERRED HOLDINGS, INC.

                         ___________ Shares Common Stock
  (Plus an Option to Acquire Up to ___________ Shares to Cover Overallotments)


                                PRICING AGREEMENT

                                                         ____________, ___, 2002

William Blair & Company, L.L.C.
Raymond James & Associates, Inc.
Cochran, Caronia Securities LLC
         As Representatives of the Several
         Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement dated ____________, 2002 (the "Underwriting Agreement") relating to the sale by the Company and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., Raymond James & Associates, Inc. and Cochran, Caronia Securities LLC acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

         Pursuant to Section 3 of the Underwriting Agreement, the Company agrees with the Representatives as follows:

         1. The initial public offering price per share for the Shares shall be $__________.

         2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share.

                          ***SIGNATURE PAGE FOLLOWS***

         If the forgoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,

GLOBAL PREFERRED HOLDINGS, INC.


By:
    -------------------------------------------------
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
RAYMOND JAMES & ASSOCIATES, INC.
COCHRAN, CARONIA SECURITIES LLC
         Acting as Representatives of the
         Several Underwriters


By:  William Blair & Company, L.L.C.


         By:
              ------------------------------------------------
         Name:
         Title:

                                    EXHIBIT B
                         GLOBAL PREFERRED HOLDINGS, INC.
                                LOCK-UP AGREEMENT


         The undersigned understands that William Blair & Company, L.L.C. ("William Blair"), Raymond James & Associates, Inc. and Cochran, Caronia Securities LLC, as representatives of the underwriters to be named therein (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), providing for a public offering of the Common Stock of the Company (the "Offered Shares") pursuant to a Registration Statement on Form S-1 that has been filed with the Securities and Exchange Commission (the "SEC").

         To induce the Underwriters to enter into the Underwriting Agreement and in consideration of the agreement by the Underwriters to offer and sell the Offered Shares and in recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that,

         (a) with respect to 25% of the Lock-up Shares (as defined below) held by the undersigned as of the date hereof and for a period beginning from the date of the final Prospectus covering the public offering of the Offered Shares and continuing to and including the date 180 days after the date of such final Prospectus,

         (b) with respect to 25% of the Lock-up Shares held by the undersigned as of the date hereof and for a period beginning from the date of the final Prospectus covering the public offering of the Offered Shares and continuing to and including the date 270 days after the date of such final Prospectus,

         (c) with respect to 25% of the Lock-up Shares held by the undersigned as of the date hereof and for a period beginning from the date of the final Prospectus covering the public offering of the Offered Shares and continuing to and including the date 360 days after the date of such final Prospectus, and

         (d) with respect to 25% of the Lock-up Shares held by the undersigned as of the date hereof and for a period beginning from the date of the final Prospectus covering the public offering of the Offered Shares and continuing to and including the date 450 days after the date of such final Prospectus, (each of the time periods set forth in paragraphs (a), (b), (c) and (d) hereof being a "Lock-up Period", and collectively, the "Lock-up Periods")

         the undersigned will not, without the prior written consent of William Blair, directly or indirectly, (i) offer, sell, contract to sell, assign, transfer, encumber, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company's Common Stock ("Common Stock"), or any options or warrants to purchase any shares of Common Stock of the Company or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (collectively, "Common Stock Equivalents"), owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Lock-up Shares"),
(ii) enter into or establish any arrangement constituting a "put equivalent position," as defined by Rule 16a-1(h) promulgated under the Securities Exchange Act of 1934, as amended, (iii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Lock-up Shares, (iv) exercise any registration rights with respect to any Common Stock or Common Stock Equivalents or (v) announce an intent to do any of the forgoing.

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Shares even if the Lock-up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such of the Lock-up Shares.

         Notwithstanding the foregoing, the undersigned may transfer any or all Lock-up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee, general partner, manager or other administrator as the case may be agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of William Blair & Company, L.L.C. on behalf of the Underwriters. For purposes of this letter agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii) or (iii) of this paragraph, for the duration of this letter agreement will have, good and marketable title to the Lock-up Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-up Shares except in compliance with the foregoing restrictions. Following expiration of the each of the respective Lock-up Periods, it is understood and agreed that the undersigned may dispose of the respective percentage of Lock-up Shares free of any contractual obligation hereunder.

         The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns; provided, however, it is understood that if the Underwriting Agreement is not executed by July 31, 2002 or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Offered Shares, the Underwriters will release the undersigned from the obligations of this letter agreement.